UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     June 13, 2016

Can-Cal Resources Ltd.

(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 302, 4820 - 50th Avenue, Red Deer, Alberta, Canada	T4N 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(403) 588-9610

#802, 228 – 26 Avenue S.W., Calgary, Alberta, Canada T2S 3C6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 13, 2016, Mr. Richard R. Singleton resigned as a director of Can-Cal Resources Inc. to pursue other interests.

Election of Director

On June 13, 2016, Mr. Casey Douglass of Red Deer, Alberta was elected as an independent director by the Board of Directors. Mr. Douglass has owned and managed farming and agribusinesses for over 15 years in Canada and Russia. Mr. Douglass’ expertise in Russian involved: market analysis, business design, finance, importing and staff training on new equipment. His expertise also included corporate structuring and strong management skills.

During the last 10 years, Mr. Douglass has specialized in providing insurance and finance solutions to the exempt corporate market place in Western Canada, the majority of which occurred in Alberta. Casey has studied Agricultural Economics & Rural Sociology at University of Alberta and is a strong community player in Red Deer, Alberta as well as other global communities.

Mr. Douglass, in addition to being appointed a Director, will also take on the responsibility of Corporate Secretary to lead the Company on the path to governance excellence and shareholder value. Casey is looking forward to assisting Can-Cal Resources from its previous difficult times to upcoming positive and new business activities within North America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date June 13, 2016
	By:	/s/ Jonathan Legg
(Signature)

	Name:	Jonathan Legg
	Title:	Chairman of the Board of Directors/Director

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